UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2016 (July 21, 2016)

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue #180 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 21, 2016, Inventergy Global, Inc. (“Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Investors”). Pursuant to the Purchase Agreement, the Company sold to the Investors in a private placement 3,000 shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”), each having a stated value of $1,000, for aggregate gross proceeds of $3.0 million. The Company intends to use $2.5 million of the net proceeds from the sale of the Series E Preferred Stock to redeem approximately 70% of the outstanding shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and will use the remainder of the net proceeds for working capital.

Holders of the Series E Preferred Stock will be entitled to a quarterly dividend at a rate of 5% per annum. The Series E Preferred Stock is immediately convertible into 1,496,262 shares of the Company’s common stock, subject to certain beneficial ownership limitations, at an initial conversion price equal to $2.005 per share, subject to adjustment. After January 25, 2017, the conversion price will be equal to the lesser of (a) the conversion price then in effect or (b) 65% of the volume weighted average price of the Company’s common stock for ten consecutive days prior to the applicable conversion date. The Series E Preferred Stock contains provisions providing for an adjustment in the conversion price upon the occurrence of certain events, including stock splits, stock dividends, and fundamental transactions. However, in no event may the conversion price be lower than $0.25 per share. The Company may redeem some or all of the Series E Preferred Stock for cash as follows: (i) on or prior to September 25, 2016, in an amount equal to 126% of the aggregate stated value then outstanding, (ii) after September 25, 2016 and on or prior to January 25, 2017, in an amount equal to 144% of the aggregate stated value then outstanding and (iii) after January 25, 2017, in an amount equal to 150% of the aggregate stated value then outstanding.

Each Investor also received a common stock purchase warrant (the “Warrants”) to purchase up to a number of shares of common stock equal to 85% of such Investor’s subscription amount divided by $2.005. The Warrants are exercisable for a term of five years commencing six months after the closing of the transaction at a cash exercise price of $2.005 per share. In the event that the shares underlying the Warrants are not subject to a registration statement at the time of exercise, the Warrants may be exercised on a cashless basis after six months from the issuance date. The Warrants also contain provisions providing for an adjustment in the exercise price upon the occurrence of certain events, including stock splits, stock dividends, and fundamental transactions.

The Purchase Agreement requires, if necessary, that the Company hold a special meeting of stockholders to seek the approval of the holders of its common stock for the issuance of the number of shares of common stock issuable upon the conversion of the Series E Preferred Stock in excess of 19.99% of the outstanding common stock (the “Shareholder Approval”).  Until the Company obtains the Shareholder Approval, the conversion of the Series E Preferred Stock is limited to 19.99% of the currently outstanding common stock. Additionally, until the Series E Preferred Stock is no longer outstanding, the Investors may participate in future offerings for up to 50% of the amount of such offerings.

The Purchase Agreement contains customary representations, warranties, and covenants, including covenants relating to public reporting, Shareholder Approval and the use of proceeds.  The Purchase Agreement also provides that, upon redemption of the Series C Preferred Stock, the Investors (each of whom is also a holder of the Series C Preferred Stock) will be entitled to receive an additional premium such that the aggregate redemption amount is 162% of the stated value of the Series C Preferred Stock for the first 60 days after the date of the Purchase Agreement and 180% thereafter.

The closing of the transaction is anticipated to occur on or about July 25, 2016, subject to customary closing conditions.

Chardan Capital Markets, LLC (the “Placement Agent”) is acting as the sole placement agent for the offering. The Placement Agent will receive a commission equal to 5% of the gross proceeds of the offering for an aggregate commission of $150,000. The Company will pay for the Investors’ legal expenses in an amount up to $25,000.

The securities offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The foregoing summaries of each of the Purchase Agreement and the Warrants are qualified in their entirety by reference to the full text of each such document. Copies of the Purchase Agreement and the Warrants are attached hereto as Exhibits 10.1 and 4.1, respectively, and they are incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

The Preferred Stock and Warrants to be issued pursuant to the Purchase Agreement will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), as set forth in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 5.03	Amendment to Articles of Incorporation or Bylaws.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

In connection with the anticipated issuance of the Series E Preferred Stock in the offering, the Company intends to file a Certificate of Designation to its Amended and Restated Certificate of Incorporation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, authorizing and establishing the rights, preferences, and privileges of the Series E Preferred Stock. The summary of the terms of the Certificate of Designation set forth above is qualified in its entirety by reference to the full text of the document. A copy of the form of Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On July 22, 2016, the Company issued a press release announcing the transactions contemplated by the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Form of Certificate of Designation of Series E Convertible Preferred Stock
4.1	Form of Common Stock Purchase Warrant
10.1	Securities Purchase Agreement, dated July 21, 2016, among the Company and the Investors
99.1	Press release issued on July 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2016

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer